     As filed with the Securities and Exchange Commission on April 4, 2002
                                                  Registration No. 333-_________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                AGCO CORPORATION
             (Exact name of registrant as specified in its charter)
                                      3523
            (Primary Standard Industrial Classification Code Number)

                       ----------------------------------

          DELAWARE                                              58-1960019
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                 4205 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30096
                                 (770) 813-9200
               (Address including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ------------------

                                STEPHEN D. LUPTON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 4205 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30096
                                 (770) 813-9200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                 With copies to:

                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

        TITLE OF
     EACH CLASS OF               AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM
       SECURITIES                 TO BE            AGGREGATE OFFERING          AGGREGATE              AMOUNT OF
    TO BE REGISTERED           REGISTERED           PRICE PER SHARE      OFFERING PRICE (1)       REGISTRATION FEE
    ----------------           ----------          ------------------    -----------------        ----------------
Common Stock, par value     1,020,356 shares             $20.94             $ 21,366,254.64          $ 1,965.70
    $0.01 per share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price per share of the Registrant's common stock as reported on the New York Stock Exchange on April 3, 2002.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED APRIL , 2002

                                1,020,356 SHARES

                                AGCO CORPORATION

                                  COMMON STOCK

         This prospectus relates to 1,020,356 shares of our Common Stock, par value $ 0.01 per share, which are held by Caterpillar Inc., a Delaware corporation. The shares were originally delivered by us to Caterpillar Agricultural Products Inc. in connection with our acquisition of the design, assembly and marketing of Caterpillar's new MT Series of Challenger tractors on March 5, 2002. We are required to register these shares under the terms of the Asset Purchase Agreement dated as of December 16, 2001 among us, Caterpillar Inc. and Caterpillar Agricultural Products Inc. We agreed to file a registration statement, of which this prospectus is part, with the Securities and Exchange Commission (SEC) to enable Caterpillar to resell the shares of stock that it received. Under the registration statement, Caterpillar Agricultural Products Inc., the "selling shareholder", may sell or distribute up to an aggregate of 1,020,356 shares of our common stock in one or more transactions. The process by which the selling shareholder will sell or distribute its shares of common stock is described in this prospectus under the heading "Plan of Distribution."

         The selling shareholder may sell any or all of its shares of common stock directly to purchasers or through agents, underwriters, or dealers on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices which will be determined at the time of sale. If required, the name of any agents, underwriters or dealers and any other required information will be set forth in a supplement to this prospectus. We will bear the expenses and fees incurred in registering the shares offered by this prospectus. The selling shareholder will pay any brokerage commissions or discounts attributable to the sale of its shares.

         Except under the circumstances described under the heading "Use of Proceeds," we will not receive any payments relating to the sale of these shares. Our common stock trades on the New York Stock Exchange under the symbol "AG." The last reported sale price for our common stock on the New York Stock Exchange on April 3, 2002 was $20.80 per share.

         Our principal executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number at that address is
(770) 813-9200.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS AND UNCERTAINTIES. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND THE RISK FACTORS CONTAINED IN THE REPORTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR A DISCUSSION OF RISKS ASSOCIATED WITH OWNING OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is April __, 2002

ABOUT THIS PROSPECTUS....................................................................................................1
WHERE YOU CAN FIND MORE INFORMATION......................................................................................1
AGCO CORPORATION.........................................................................................................2
RISK FACTORS.............................................................................................................2
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS..............................................................4
USE OF PROCEEDS..........................................................................................................4
SELLING SHAREHOLDER......................................................................................................5
DESCRIPTION OF COMMON STOCK..............................................................................................5
PLAN OF DISTRIBUTION.....................................................................................................6
EXPERTS..................................................................................................................7
LEGAL MATTERS............................................................................................................8
INCORPORATION BY REFERENCE...............................................................................................8

                              ABOUT THIS PROSPECTUS

         This prospectus provides you with a general description of AGCO and our common stock. You should read this prospectus and any applicable prospectus supplement provided to you, together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the shares offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         You should rely only on the information contained in this prospectus and any applicable prospectus supplement that may be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making, and the selling shareholders are not permitted to make, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since that date. ADDITIONALLY, YOU SHOULD BE AWARE OF AND CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH OWNING OUR COMMON STOCK. CERTAIN OF THESE RISKS ARE DESCRIBED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS."

                       WHERE YOU CAN FIND MORE INFORMATION

         AGCO is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by AGCO with the SEC at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. AGCO's stock is quoted on the New York Stock Exchange. The reports, proxy statements and other information concerning AGCO can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site. We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

                                AGCO CORPORATION

         AGCO Corporation ("AGCO," "we," "us," or the "Company") was incorporated in Delaware in April 1991. Our executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number is 770-813-9200. Unless otherwise indicated, all references in this Prospectus to the Company include our subsidiaries.

         AGCO Corporation is a leading manufacturer and distributor of agricultural equipment and related replacement parts throughout the world. We sell a full range of agricultural equipment, including tractors, combines, self-propelled sprayers, hay tools, forage equipment and implements. Our products are widely recognized in the agricultural equipment industry and are marketed under the following brand names: AGCO(R), AGCO(R)Allis, AGCOSTAR(R), Ag-Chem(R), Farmhand(R), FENDT(TM), Fieldstar(R), GLEANER(R), Glencoe(R), Hesston(R), Lor*Al(R), Massey Ferguson(R), New Idea(R), RoGator(R), SOILTEQ, Spra-Coupe(R), Terra-Gator(R), Tye(R), White Tractors, White Planters and Willmar(R). We distribute most of our products through a combination of approximately 7,350 independent dealers and distributors, associates and licensees. In addition, we provide retail financing in North America, the United Kingdom, France, Germany, Spain, Ireland and Brazil through our finance joint ventures with Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland." For the year ended December 31, 2001, we had net sales of $2.5 billion.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in our other filings incorporated by reference before deciding to invest in our common stock. The risks described below and in our other filings incorporated by reference are not the only ones facing our company. Additional risks not presently known to us, or which we currently consider immaterial may also adversely affect our company. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

OUR COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS MAY NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS.

         Our operations and products are subject to increasingly stringent environmental laws and regulations in the countries in which we operate. Such regulations govern, among other things, emissions into the air, discharges into water, the use, handling and disposal of hazardous substances, waste disposal and the remediation of soil and groundwater contamination. To our knowledge, we are currently complying in all material respects with applicable environmental laws and regulations, however if we were to fall out of compliance with any such regulations, our results of operations may be negatively effected.

OUR LABOR FORCE IS HEAVILY UNIONIZED AND OUR CONTRACTUAL AND LEGAL OBLIGATIONS UNDER COLLECTIVE BARGAINING AGREEMENTS AND LABOR LAWS MAY IMPAIR OUR ABILITY TO ACHIEVE COST SAVINGS.

         A majority of our employees, principally at our manufacturing facilities, are represented by collective bargaining agreements with expiration dates ranging from 2002 to 2007. These collective bargaining agreements could impair our flexibility in streamlining existing manufacturing facilities and in restructuring our combined businesses.

OUR FINANCIAL RESULTS ARE HEAVILY DEPENDENT UPON THE AGRICULTURAL INDUSTRY AND FACTORS THAT ADVERSELY AFFECT THE AGRICULTURAL INDUSTRY GENERALLY WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Our success is heavily dependent upon the vitality of the agricultural industry. Historically, the agricultural industry, including the agricultural equipment business, has been cyclical and subject to a variety of economic, governmental and weather conditions. Sales of agricultural equipment generally are related to the health of the agricultural industry, which is affected by farm income, farm land values, farm cash receipts and farm profits, all of which reflect levels of commodity prices, acreage planted, crop yields, demand, government policies and government subsidies. Sales are also influenced by economic conditions, interest rate and exchange rate levels and the availability of financing. Weather conditions can also affect farmers' buying decisions. During previous economic downturns in the farm sector, the agricultural equipment business experienced a general decline in sales and profitability, and we expect our business to remain subject to similar market fluctuation in the future.

THE AGRICULTURAL EQUIPMENT INDUSTRY IS HIGHLY SEASONAL AND SEASONAL FLUCTUATIONS MAY ADVERSELY AFFECT OUR QUARTERLY RESULTS OF OPERATIONS AND, IN TURN, THE PRICE OF OUR COMMON STOCK.

         The agricultural equipment business is highly seasonal, with farmers traditionally purchasing agricultural equipment in the Spring and Fall in conjunction with the major planting and harvesting seasons. Our net sales and income from operations have historically been the lowest in the first quarter and have increased in subsequent quarters as dealers increase inventory in anticipation of increased retail sales in the third and fourth quarters.

WE FACE INTENSE COMPETITION AND OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY COMPETITIVE PRESSURES.

         The agricultural equipment business is highly competitive, particularly in North America, Europe and Latin America. We compete with several large national and international companies which, like us, offer a full line of agricultural equipment, as well as with numerous short-line and specialty manufacturers and suppliers of farm equipment products. Some of our competitors, including Deere & Co. and CNH Global, are substantially larger than we are and have greater financial and other resources at their disposal. In addition, in some markets, smaller regional competitors with significant market share in a single country or group of countries also compete with us. There can be no assurance that these competitors will not substantially increase the resources devoted to the development and marketing, including discounting, of products competitive with our products.

         Competitive pressures in the agricultural equipment business may affect the market prices of new and used equipment which, in turn, may adversely affect our sales margins and results of operations.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY DOMESTIC AND FOREIGN GOVERNMENTAL REGULATION OF AGRICULTURAL PRODUCTS.

         Domestic and foreign political developments and government regulations and policies directly affect the agricultural industry in the United States and abroad and indirectly affect the agricultural equipment business in which we operate. The application or modification of existing laws, regulations or policies or the adoption of new laws, regulations, trade agreements or policies adversely affecting the agricultural industry could have an adverse effect on our business.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS AND, AS A RESULT, WE ARE EXPOSED TO RISKS RELATED TO LAWS OF OTHER COUNTRIES, TAXES, ECONOMIC CONDITIONS, FLUCTUATIONS IN CURRENCY RATES, LABOR SUPPLY AND RELATIONS, POLITICAL CONDITIONS AND POLICIES OF FOREIGN GOVERNMENTS. THESE RISKS MAY DELAY OR REDUCE OUR REALIZATION OF VALUE FROM ITS INTERNATIONAL OPERATIONS.

         We derived $1.8 billion, or 70%, of our revenues for the year ended December 31, 2001, from sales in foreign countries. The primary foreign countries in which we do business are Germany, France, Brazil, The United Kingdom and Ireland. Additionally, we have significant manufacturing operations in Germany, The United Kingdom, France, Denmark and Brazil. Our production costs, profit margins and competitive position are affected by the strength of the currencies in countries where we manufacture or purchase goods relative to the strength of the currencies in countries where our products are sold. In addition, our results of operations and financial position may be adversely affected by fluctuations in foreign currencies and by translations of the financial statements of our foreign subsidiaries from local currencies into U.S. dollars. Our international operations are also subject to various risks that are not present in domestic operations, including restrictions on dividends and restrictions on the repatriation of funds.

         Additionally, trends abroad such as farm consolidations may affect the agricultural equipment market. Foreign developing markets may present special risks, such as unavailability of financing, inflation, slow economic growth, changes in currency relationships or price controls.

WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING THE CHALLENGER TRACTOR LINE AND MAY NOT FULLY ACHIEVE, OR ACHIEVE WITHIN THE ANTICIPATED TIME FRAME, EXPECTED STRATEGIC OBJECTIVES, COST SAVINGS AND OTHER EXPECTED BENEFITS OF THE ACQUISITION.

         We expect to realize strategic and other benefits as a result of our acquisition of the Challenger tractor line, including, among other things,

-        expansion of our product line;

-        cross-selling opportunities with the Caterpillar distributor network;
         and

-        revenue enhancements.

However, it is impossible to predict with certainty whether, or to what extent, these benefits will be realized or whether we will be able to integrate the Challenger tractor line in a timely and effective manner. In addition:

- the MT series of the Challenger tractor line is new and there have been no sales of this series. We cannot be certain about the market acceptance of this series and the amount of any future sales; and

- the costs of integrating the Challenger tractor line may be higher than we expect, which may adversely impact our results of operations.

           CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

         This document and the documents incorporated by reference into this document contain numerous forward-looking statements about the financial condition, results of operations, cash flows, financing plans, business strategies, operating efficiencies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock or ownership interests of AGCO and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast" and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. Any statement in this document that is not a historical fact is a forward-looking statement. Such forward-looking statements, wherever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements are described below and in the "Risk Factors" section of this document. Although we believe that the statements we have made are based on reasonable assumptions, they are based on current information and beliefs and, accordingly, we can give no assurance that the results suggested by these statements will be achieved. These factors include, but are not limited to, general economic and capital market conditions, the demand for agricultural products, world grain stocks, crop production, commodity prices, farm income, farm land values, government farm programs and legislation, pervasive livestock diseases, the levels of new and used field inventories, weather conditions, interest and foreign currency exchanges rates, the conversion to the Euro, pricing and product actions taken by competitors, customer access to credit, production disruptions, supply and capacity constraints, cost reduction and control initiatives, research and development efforts, labor relations, dealer and distributor actions, technological difficulties, changes in environmental, international trade and other laws, and political and economic uncertainty in various areas of the world. Further information concerning factors that could significantly affect our results is included in this document and our filings with the SEC. Except to the extent required by applicable law, we expressly disclaim any obligation to publicly release any revisions to these "forward-looking statements" to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. In addition to the foregoing, there can be no assurances that (i) all of the factors affecting our businesses have been correctly identified and assessed; (ii) the publicly available and other information, upon which the analysis contained in this document is based, is complete or correct;
(iii) the analysis contained in this document is correct; or (iv) the strategies, which are based in part on this analysis, will be successful.

                                 USE OF PROCEEDS

         Except under the circumstances described below, the selling shareholder will receive all of the proceeds from the sale of common stock offered by this prospectus. We have agreed to bear certain expenses associated with registering such shares under federal and state securities laws. We are registering the shares for sale to provide the selling shareholder with freely tradeable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholder.

         Under the terms of the asset purchase agreement, upon certain circumstances either the selling shareholder or AGCO may be entitled to receive payments from the other depending on the price per share at which the selling shareholder sells shares of AGCO common stock. With respect to any sales by the selling shareholder of AGCO shares within a period of ninety days after the initial effectiveness of the registration statement registering the resale of the shares, the selling shareholder will pay to AGCO any excess of the sales proceeds over $20.58 per share and AGCO will pay to the selling shareholder any shortfall of the sales proceeds under $18.62 per share. To the extent that any shares held by the selling shareholder remain unsold after the ninety day period, the selling shareholder is required to pay to AGCO an amount equal to the excess, if any, of the five day average of the closing stock price of AGCO's common stock as of such date over $20.58. The following table reflects the cash to be paid or received by AGCO assuming all of the AGCO shares issued to the selling shareholder are sold at the price per share indicated:

         Price Per Share of                    Cash to be
            AGCO Common                      (Paid)/Received
             Stock Sold                          By AGCO
         ------------------                  ---------------
                                              (in millions)
              $ 17.00                           $ (1.7)
                18.00                             (0.6)
                18.50                             (0.1)
                21.00                              0.4
                21.50                              0.9
                22.00                              1.4
                22.50                              2.0

                               SELLING SHAREHOLDER

         In connection with our acquisition of the design, assembly and marketing of Caterpillar's new MT Series of Challenger tractors, we agreed, subject to various conditions, to register all of the shares of our common stock delivered by us to Caterpillar in connection with the acquisition. Prior to the acquisition, the selling shareholder did not own any shares of our common stock.

         The following table sets forth information with respect to the selling shareholder as of April 4, 2002. This table assumes that the selling shareholder offers for sale all of those shares of common stock indicated. The common stock offered by this prospectus may be offered from time to time by the selling shareholder named below, or any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the selling shareholder, or on our records, and are accurate to the best of our knowledge. It is possible, however, that the selling shareholder may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

                 NAME                                  RELATIONSHIP                        NO. OF SHARES
--------------------------------------                 ------------                        -------------
Caterpillar Agricultural Products Inc.                      N/A                              1,020,356

                           DESCRIPTION OF COMMON STOCK

         The following description of material terms of the shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to our Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), and our Amended and Restated Bylaws, as amended to date. A copy of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part, and are incorporated by reference into this prospectus.

         Our Certificate of Incorporation authorizes that the holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of our common stock have no cumulative voting rights. Holders of a majority of the shares of common stock are entitled to vote in any election of directors and may elect all of the directors standing for election. Subject to any preferential dividend rights of outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefrom. Upon the liquidation, dissolution or winding up of AGCO, the holders of common stock are entitled to receive ratably the net assets of AGCO available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which AGCO already has or may designate and issue in the future.

                              PLAN OF DISTRIBUTION

         The selling shareholder, or its pledgees, transferees, or any of its successors in interest selling shares received from a named selling shareholder as a distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), have advised us that it may sell the shares offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholder may offer the shares at various times after the date of this prospectus in one or more of the following methods, without limitation:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

         (c) an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

         (e)      privately negotiated transactions;

         (f)      short sales;

         (g) through the writing of options on the shares, whether or not the options are listed on an options exchange;

         (h) through the distribution of the shares by any selling shareholder to its partners, members, stockholders or creditors;

         (i) one or more underwritten offerings on a firm commitment or best efforts basis; or

         (j)      in a combination of any of the above methods of sale.

         We do not know of any arrangements by the selling shareholder for the sale of any of the shares.

         The selling shareholder may engage brokers and dealers to sell the shares, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

         From time to time, a selling shareholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

         To the extent required under the Securities Act of 1933, the aggregate amount of selling shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under such Act.

         A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling shareholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

         The selling shareholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Pursuant to an agreement between us and Caterpillar, we agreed to register the shares under the Securities Act of 1933, and, with certain exceptions, to keep the registration statement of which this prospectus is a part effective and usable until the earlier of (i) six (6) months following the initial date such Registration Statement is declared effective by the SEC, or (ii) the date that all of the shares covered by the registration statement of which this prospectus is a part have been sold or distributed. We have agreed to pay certain expenses in connection with the preparation and filing of the registration statement and this prospectus, excluding underwriting discounts, concessions, commissions or fees and expenses of the selling shareholders, such as fees and expenses of counsel of such selling shareholders.

         We will not receive any proceeds from sales of any shares by a selling shareholder.

         We can not assure you that the selling shareholders will sell all or any portion of the shares offered hereby.

                                     EXPERTS

         The consolidated financial statements of AGCO Corporation as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which are incorporated by reference in this prospectus and registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of AGCO Finance LLC at December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, which are incorporated by reference in this prospectus and registration statement from AGCO's Form 10-K for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of AGCO Finance LLC (formerly known as Agricredit Acceptance LLC), as of December 31, 2000 and 1999, and for and for each of the years in the two-year period ended December 31, 2000, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon authority of said firm as experts in accounting and auditing.

         The financial statements of the Challenger Product Line (a product line of Caterpillar Inc.) incorporated in this Prospectus by reference to AGCO's Current Report on Form 8-K/A filed on April 4, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus will be passed upon by Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of shares is completed. We also incorporate by reference the following documents that already have been filed with the SEC:

         (a) AGCO's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b) AGCO's Proxy Statement for Annual Meeting of Shareholders to be held on April 25, 2002;

         (c)      AGCO's Current Report on Form 8-K, dated March 5, 2002; and

         (d)      AGCO's Current Report on Form 8-K/A, filed April 4, 2002.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference in the documents). Please direct such requests to AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia, 30096,
Attn: Secretary, (770) 813-9200.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    ITEM 14.
                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses in connection with the Offering described in the Registration Statement.

         The expenses to be paid in connection with the issuance and distribution of the shares being registered, other than underwriting discounts and commissions, are as follows:

         SEC registration fee.....................................              $   1,965.70
         Printing and engraving costs.............................              $   1,000.00
         Accounting fees and expenses.............................              $  10,000.00
         Legal fees and expenses..................................              $  15,000.00
         Miscellaneous............................................              $   5,000.00
                                                                                ------------
         Total....................................................              $  32,965.70

All of the above items are estimates except the SEC registration fee. All of such estimated expenses will be borne by AGCO Corporation.

                                    ITEM 15.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

                                    ITEM 16.
                                 EXHIBITS INDEX

Exhibit No.    Description
-----------    -----------
     2         Asset Purchase  Agreement dated as of December 16, 2001 by and among AGCO,  Caterpillar,  Inc., and
               Caterpillar  Agricultural  Products,  Inc.  incorporated by reference to Exhibit 2.1 to AGCO's Form
               8-K filed on March 5, 2002.

    4.1        Certificate of Incorporation of the Registrant defining the rights of holders of the Common Stock of the Registrant
               (incorporated by reference to the AGCO's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

    4.2        By-laws of the Registrant defining the rights of holders of the Common Stock of the Registrant (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

     5         Opinion of Troutman Sanders LLP as to the legality of the shares being registered.

   23.1        Consent of Arthur Andersen LLP, independent public accountants, concerning the consolidated financial statements of AGCO Corporation.

   23.2        Consent of Arthur Andersen LLP, independent public accountants, concerning the financial statements of
               AGCO Finance LLC.

   23.3        Consent of KPMG LLP for the financial statements of AGCO Finance LLC (formerly Agricredit Acceptance LLC).

   23.4        Consent of PricewaterhouseCoopers LLP concerning the financial statements of Challenger Product Line
               (a product line of Caterpillar, Inc.).

   23.5        Consent of Troutman Sanders LLP (included in Exhibit 5).

                                    ITEM 17.
                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           Provided however, that the undertakings set forth in
                  paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 29, 2002.

                                       AGCO CORPORATION



                                       By: /s/ Robert J. Ratliff
                                          -------------------------------------
                                          Robert J. Ratliff
                                          Chairman, President and Chief
                                          Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Millard and Stephen D. Lupton, and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 29th day of March, 2002.

               Signature                                                   Title
               ---------                                                   -----



/s/ Robert J. Ratliff                                       Chairman, President and Chief Executive Officer,
--------------------------------------------                Director (Principal Executive Officer)
Robert J. Ratliff



/s/ Donald R. Millard                                       Senior Vice President and Chief Financial Officer
--------------------------------------------                (Principal Financial Officer and Principal Accounting
Donald R. Millard                                           Officer)




/s/ Henry J. Claycamp                                       Director
--------------------------------------------
Henry J. Claycamp



/s/ Wolfgang Deml                                           Director
--------------------------------------------
Wolfgang Deml




/s/ Gerald B. Johanneson                                    Director
--------------------------------------------
Gerald B. Johanneson



/s/ Anthony D. Loehnis                                      Director
--------------------------------------------
Anthony D. Loehnis



/s/ Wolfgang Sauer                                          Director
--------------------------------------------
Wolfgang Sauer



/s/ W. Wayne Booker                                         Director
--------------------------------------------
W. Wayne Booker



/s/ Curtis E. Moll                                          Director
--------------------------------------------
Curtis E. Moll



/s/ David E. Momot                                          Director
--------------------------------------------
David E. Momot



/s/ Hendrikus Visser                                        Director
--------------------------------------------
Hendrikus Visser